Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Fourth Quarter and Full Year 2020 Operating Results
Announces 20% Dividend Increase While Maintaining Conservative Payout Ratio

Phoenix, AZ, February 24, 2021 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months and full year ending December 31, 2020.

2020 Financial and Operating Highlights
•Net income of $201.2 million and net income per diluted share of $0.72
•Achieved $3.11 AFFO per diluted share
•Rent collection of 98% for the fourth quarter
•Invested over $1.0 billion of capital, including approximately $280.0 million acquired for the institutional partnerships and $400.0 million allocated to the redemption of the Company’s 6.7% Series F Preferred Stock
•Office dispositions totaled $332.5 million with an additional $88.9 million in strategic sales improving portfolio metrics
•Issued $1.8 billion aggregate principal amount of unsecured notes providing accretive refinancing of debt
•Issued 13.3 million shares for gross proceeds of $484.1 million under its at-the-market (“ATM”) equity offering program
•Compared to last quarter, Total debt - as reported remained at $5.9 billion; Adjusted Principal Outstanding increased from $6.0 billion to $6.1 billion; Net Debt decreased from $5.8 billion to $5.6 billion; and Net Debt to Normalized EBITDA decreased from 5.8x to 5.6x

Dividend Increase
On February 23, 2021, the Company’s Board of Directors increased the quarterly dividend for the first quarter of 2021 from $0.385 per share to $0.462 per share representing an increase of 20%. The dividend will be paid on April 15, 2021 to common stockholders of record as of March 31, 2021.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “We have had consistently high rent collections from the beginning of the pandemic and will diligently work to continue this success. By year end 2020, we moved to increase acquisition volume and are once again on offense. Bolstered by our $500 million in cash from both cash flow and equity raised, we are not dependent on external funding to achieve our 2021 volume estimates. Our acquisition model has a number of channels to find opportunities providing portfolio quality and AFFO growth. With the breadth of irons we have in the fire, our team has confidence in our guidance expectations, which includes AFFO growth of approximately 4.5% for 2021.”

Fourth Quarter and Full Year 2020 Financial Results

Total Revenues
Total revenues for the quarter ended December 31, 2020 decreased $17.8 million to $287.9 million as compared to total revenues of $305.7 million for the same quarter in 2019.

Total revenues for 2020 decreased $76.7 million to $1.16 billion as compared to total revenues of $1.24 billion in 2019.

Net Income (Loss) and Net Income (Loss) Attributable to Common Stockholders per Diluted Share
Net income for the quarter ended December 31, 2020 decreased $109.1 million to a net loss of $(37.9) million as compared to net income of $71.2 million for the same quarter in 2019, and net income per diluted share decreased $0.47 to a net loss per diluted share of $(0.21) for the quarter ended December 31, 2020, as compared to net income per diluted share of $0.26 for the same quarter in 2019.

Net income for 2020 increased $508.3 million to $201.2 million as compared to a net loss of $(307.1) million in 2019, and net income per diluted share increased $2.57 to $0.72 for 2020, as compared to a net loss per diluted share of $(1.85) for 2019.

Normalized EBITDA
Normalized EBITDA for the quarter ended December 31, 2020 decreased $14.8 million to $246.7 million as compared to Normalized EBITDA of $261.5 million for the same quarter in 2019.

Normalized EBITDA for 2020 decreased $70.5 million to $1.0 billion as compared to Normalized EBITDA of $1.1 billion in 2019.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended December 31, 2020 decreased $80.1 million to $69.3 million, as compared to $149.4 million for the same quarter in 2019, and FFO per diluted share decreased $0.38 to $0.31 for the quarter ended December 31, 2020, as compared to FFO per diluted share of $0.69 for the same quarter in 2019.

FFO for 2020 increased $716.7 million to $578.3 million as compared to FFO of $(138.4) million in 2019, and FFO per diluted share increased $3.33 to $2.65 for 2020, as compared to FFO per diluted share of $(0.68) for 2019.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended December 31, 2020 decreased $4.1 million to $169.8 million, as compared to $173.9 million for the same quarter in 2019, and AFFO per diluted share decreased $0.05 to $0.76 for the quarter ended December 31, 2020, as compared to $0.81 for the same quarter in 2019.

Due to the effects of the COVID-19 pandemic, AFFO for the fourth quarter includes deferred rent of $0.1 million and the negative impacts from $0.6 million of abatement amendments, of which the majority relates to prior quarter rents, and $9.1 million of reserved rent.

AFFO for 2020 decreased $28.5 million to $678.4 million as compared to AFFO of $706.9 million in 2019, and AFFO per diluted share decreased $0.36 to $3.11 for 2020, as compared to AFFO per diluted share of $3.47 for 2019.

Due to the effects of the COVID-19 pandemic, AFFO for 2020 includes deferred rent of $17.9 million and the negative impacts from $18.3 million of abatement amendments and $23.0 million of reserved rent.

Balance Sheet and Liquidity
As of the end of the fourth quarter, the Company had corporate liquidity of approximately $2.0 billion, comprised of $523.5 million in cash and cash equivalents and $1.5 billion of availability under its credit facility. In addition, secured debt was reduced by $0.9 million in the fourth quarter, bringing the total amount reduced for the year to $195.9 million.

Capital Market Activity
The Company announced $400.0 million in redemptions of VEREIT’s 6.7% Series F preferred stock with $150.0 million completed on July 22, 2020, $150.0 million completed on September 20, 2020, and $100.0 million completed on January 15, 2021. This leaves approximately $373.0 million outstanding.
In June 2020, the Company issued $600.0 million aggregate principal amount of 3.40% senior notes due 2028. Proceeds from the senior notes were primarily used to fund the repayment of VEREIT’s 3.75% Convertible Senior Notes due December 2020 and repay borrowings under the Operating Partnership's revolving credit facility.

In November 2020, the Company issued $1.2 billion aggregate principal amount of senior notes with a 2.7% weighted average interest rate and weighted average duration of 10 years primarily repaying the $900.0 million credit facility term loan with a cost of 3.6%.

During 2020, the Company issued 13.3 million shares at a weighted average price per share of $36.41 for gross proceeds of $484.1 million under its ATM equity offering program, of which $393.6 million was issued at a weighted average price per share of $37.00 in the fourth quarter.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended December 31, 2020 are as follows: Net Debt to Normalized EBITDA of 5.6x, Fixed Charge Coverage Ratio of 3.4x, Unencumbered Asset Ratio of 81.7%, Net Debt to Gross Real Estate Investments of 38.0%, and Weighted Average Debt Term of 6.0 years.

Real Estate Portfolio
As of December 31, 2020, the Company’s portfolio consisted of 3,831 properties with total portfolio occupancy of 98.1%, investment grade tenancy of 38.7% and a weighted-average remaining lease term of 8.4 years.

Real Estate Leasing Activity
During the fourth quarter, the Company entered into 63 new and renewal leases on approximately 1.5 million square feet, bringing the activity for the year to 256 new and renewal leases on approximately 7.1 million square feet, or 7.9% of the portfolio. Leasing activity included 2.8 million square feet of early renewals for the year. This activity does not include pandemic related amendments.

Acquisitions
During the quarter ended December 31, 2020, the Company invested in 26 properties for approximately $178.0 million at an average cash cap rate of 7.2%.

During 2020, the Company invested in 53 properties for approximately $334.2 million at an average cash cap rate of 7.1%.

Institutional Partnership Acquisitions
During 2020, the Company closed on an external property acquisition for the industrial partnership for $246.8 million of which the Company’s cash contribution to the purchase amount was $18.7 million. The Company also closed on an external property acquisition for the office partnership for $33.1 million of which the Company’s cash contribution to the purchase amount was $2.7 million.
Dispositions
During the quarter ended December 31, 2020, the Company disposed of 16 properties for an aggregate sales price of $78.6 million, including $52.8 million of office properties. Of the total disposition amount, $77.3 million was used in the total weighted average cash cap rate calculation of 6.7%. The gain on fourth quarter sales was approximately $19.0 million.

During 2020, the Company disposed of 79 properties for an aggregate sales price of $436.0 million, including $332.5 million of office properties. Of the total disposition amount, $364.4 million was used in the total weighted average cash cap rate calculation of 6.8%. The gain on 2020 sales was approximately $96.2 million.

Tenant Credit Updates
Tenants representing more than 11% of VEREIT's annualized rental income received credit-positive news during 2020 and year-to-date including:
•Red Lobster was purchased by Thai Union Group PCL, a publicly listed company, an investor group led by international restaurant executives, and Red Lobster Management.
•Topgolf Entertainment Group entered into a merger agreement with Callaway Golf Company, a publicly listed company, which is expected to close in early 2021.
•Albertsons and Academy Sports completed their initial public offerings and are now publicly listed companies.
•GPM Investments, LLC's ("GPM") parent company, Arko Holdings, completed its business combination and is now a publicly listed company called ARKO Corp. GPM is a growing leader in the U.S. convenience store industry with multiple brands acquired.
•Tractor Supply received public issuer ratings of BBB from S&P Global Ratings and Baa1 from Moody's Investors Service.
•Subsequent to year-end 2020: Petco and Driven Brands (which owns Take 5 Oil Change and International Car Wash Group) completed their initial public offerings and are now publicly listed companies.

COVID-19 Company Update
As of February 16, 2021, VEREIT had received rent of approximately 87% for the second quarter, 95% for the third quarter, and 98% for the fourth quarter.

In addition, as of February 16, 2021, VEREIT had received rent of approximately 99% for January, which is based on the terms of lease agreements in effect at January 1, 2021 and excludes tenants being accounted for on a cash basis. This change better reflects normalized collections and has a very modest impact of approximately 1.0%.

The property type breakdown for rent collection is as follows:

Property Type	Q2 2020	Q3 2020	Q4 2020	Jan 2021
Total Retail	89%	98%	99%	98%
Casual Dining	40%	71%	93%	98%
Quick Service	89%	91%	91%	96%
Total Restaurant	61%	80%	92%	97%
Total Office	99%	98%	99%	99%
Total Industrial	98%	98%	100%	99%
Further rent collection and relief request details can be found in our investor presentation made available today.

2021 Guidance
The Company expects its 2021 AFFO per diluted share to be in a range between $3.20 and $3.30 (see reconciliation to net income per share at the end of this release). This guidance assumes:
• Acquisitions: $1.0 billion to $1.3 billion at average cash cap rates of 6.5% to 7.5%
• Office Dispositions: $200 million to $250 million at average cash cap rates of 6.0% to 6.75%
• Strategic Dispositions: $50 million to $100 million
• Institutional Partnership Acquisitions: $400 million to $600 million
• Average Occupancy averaging between 97.0% and 98.0%
• Net Debt to Normalized EBITDA: 5.5x to 6.0x

Board of Director Additions
On February 23, 2021, the Company announced the appointment of Priscilla Almodovar and Susan Skerritt to the Company's Board of Directors ("Board") effective immediately following the filing of the Company’s Form 10-K. The addition of the two new independent directors expands the Board to include nine members.

Audio Webcast and Call Details
The live audio webcast will be available, beginning at 1:30 p.m. ET on Wednesday, February 24, 2021, on the Company's Investor Relations website at: http://ir.vereit.com/. The dial-in information is as follows: (844) 746-0748 (domestic) or (412) 317-5274 (international).  Participants should log in 10-15 minutes early.

Approximately one hour following the call, a replay of the webcast will be available at the link above and archived for up to 12 months. A telephone replay of the conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international), passcode 10151852. The telephone replay will be available until March 10, 2021.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has total real estate investments of $14.6 billion including approximately 3,800 properties and 89.5 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, Senior Vice President, Investor Relations
VEREIT
877.405.2653| BRosen@VEREIT.com

About the Data
Prior period shares and per share amounts have been updated to reflect the reverse stock split.
Rent collection percentages disclosed are based on contractual rent and recoveries paid by tenants to cover estimated tax, insurance and common area maintenance expenses, including the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures. Percentages for 2020 are calculated using a denominator that reflects pre-COVID-19 rents that has not been adjusted for any rent relief granted. Percentages for 2021 are based on the terms of the lease agreements in effect at January 1, 2021 and exclude rent due and cash received for leases being accounted for on a cash basis as of January 1, 2021. This change better reflects normalized collections and has a very modest impact of approximately 1.0%. Percentages for both years also exclude any tenants in bankruptcy prior to the pandemic.

In the second quarter of 2020, the Company updated its definition of Normalized EBITDA to include the impact of straight-line rent, in order to be consistent with peer companies. The Company recast the data presented for prior periods, including ratios impacted by the change.

Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Principal Outstanding and Adjusted Principal Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to the subsequent tables for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“Nareit”), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill, intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Excluded Properties
Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation. Certain non-GAAP measures and operating metrics omit the impact of such properties for the month beginning with the date that such criteria are met in order to better reflect the ongoing operations of the Company.
At and during the three months ended December 31, 2020, September 30, 2020, and December 31, 2019 there were no Excluded Properties owned. During the year ended December 31, 2019, there was one Excluded Property sold through a foreclosure by the lender on July 2, 2019, with Principal Outstanding of $19.5 million prior to its disposition.

Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit’s definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill, intangible and right of use assets, straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by Unconsolidated Joint Ventures, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Ventures' outstanding principal balance. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Ventures' outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Ventures' cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized (“Net Debt to Normalized EBITDA”) equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Unconsolidated Joint Ventures
Unconsolidated Joint Ventures include the Company's investments in unconsolidated joint ventures formed to acquire and own real estate properties and exclude other investments in unconsolidated entities.

Forward-Looking Statements
Information set forth herein contains “forward-looking statements” which reflect the Company’s expectations and projections regarding future events and plans, the Company’s future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, the funding and modeling of acquisitions, dispositions, rent receipts, rent relief requests, rent relief granted, the payment of future dividends, the Company’s growth and the impact of COVID-19 on the Company’s business. Generally, the words “anticipates,” “assumes,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which are difficult to predict and beyond the Company’s control, that could cause actual events and plans or could cause the Company’s business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the Company’s ability to meet its 2021 guidance; the duration and extent of the impact of COVID-19 on our business and the businesses of our tenants (including their ability to timely make rental payments) and the economy generally; federal, state or local legislation or regulation that could impact the timely payment of rent by tenants in light of COVID-19; the Company’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to the Company’s properties; risks accompanying the management of its industrial and office partnerships; the impact of impairment charges in respect of certain of the Company’s properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and the Company’s management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties including that the Company may be unable to acquire, dispose of, or lease properties on advantageous terms or at all; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company’s tenants, which are heightened as a result of the COVID-19 pandemic; the Company’s ability to access capital markets (including on attractive terms) as a result of the impact of COVID-19; risks associated with the Company’s substantial indebtedness, including that such indebtedness may affect the Company’s ability to pay dividends and that the terms and restrictions within the agreements governing the Company’s indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and the continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31, 2020	September 30, 2020 (Unaudited)
ASSETS
Real estate investments, at cost:
Land	$2,699,110	$2,691,122
Buildings, fixtures and improvements	10,032,055	10,046,076
Intangible lease assets	1,872,461	1,872,899
Total real estate investments, at cost	14,603,626	14,610,097
Less: accumulated depreciation and amortization	3,863,732	3,829,368
Total real estate investments, net	10,739,894	10,780,729
Operating lease right-of-use assets	195,518	205,346
Investment in unconsolidated entities	81,639	100,339
Cash and cash equivalents	523,539	207,321
Restricted cash	13,842	14,955
Rent and tenant receivables and other assets, net	366,620	391,239
Goodwill	1,337,773	1,337,773
Real estate assets held for sale, net	65,583	1,896
Total assets	$13,324,408	$13,039,598

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,328,835	$1,330,174
Corporate bonds, net	4,584,230	3,406,389
Convertible debt, net	—	252,077
Credit facility, net	—	896,630
Below-market lease liabilities, net	120,938	124,009
Accounts payable and accrued expenses	117,015	112,101
Derivative, deferred rent and other liabilities	63,204	162,952
Distributions payable	89,514	85,420
Operating lease liabilities	209,104	214,102
Total liabilities	6,512,840	6,583,854
Series F preferred stock	189	189
Common stock	2,289	2,183
Additional paid-in capital	13,449,412	13,057,408
Accumulated other comprehensive loss	536	(97,008)
Accumulated deficit	(6,648,028)	(6,514,171)
Total stockholders’ equity	6,804,398	6,448,601
Non-controlling interests	7,170	7,143
Total equity	6,811,568	6,455,744
Total liabilities and equity	$13,324,408	$13,039,598

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2020	2019
Revenues:
Rental	$287,431	$305,363
Fees from managed partnerships	478	322
Total revenues	287,909	305,685
Operating expenses:
Acquisition-related	1,048	1,168
Litigation and non-routine costs, net	10,925	8,659
Property operating	31,979	34,066
General and administrative	15,399	16,966
Depreciation and amortization	108,138	112,307
Impairments	28,204	22,851
Restructuring	—	356
Total operating expenses	195,693	196,373
Other (expense) income:
Interest expense	(68,416)	(69,628)
Loss on extinguishment and forgiveness of debt, net	(67)	(17,413)
Other income, net	5,584	7,139
Loss on derivative instruments, net	(85,392)	—
Equity in income and gain on disposition of unconsolidated entities	1,133	936
Gain on disposition of real estate and real estate assets held for sale, net	18,434	41,541
Total other expenses, net	(128,724)	(37,425)
(Loss) income before taxes	(36,508)	71,887
Provision for income taxes	(1,358)	(719)
Net (loss) income	(37,866)	71,168
Net loss (income) attributable to non-controlling interests	46	(43)
Net (loss) income attributable to the General Partner	$(37,820)	$71,125

Basic and diluted net (loss) income per share attributable to common stockholders	$(0.21)	$0.26
Distributions declared per common share	$0.39	$0.69

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)

	Year Ended December 31,
	2020	2019
Revenues:
Rental	$1,158,285	$1,237,234
Fees from managed partnerships	3,081	820
Total revenues	1,161,366	1,238,054
Operating expenses:
Acquisition-related	4,790	4,337
Litigation and non-routine costs, net	2,348	815,422
Property operating	122,967	129,769
General and administrative	61,349	62,711
Depreciation and amortization	452,008	481,995
Impairments	65,075	47,091
Restructuring	—	10,505
Total operating expenses	708,537	1,551,830
Other (expense) income:
Interest expense	(265,660)	(278,574)
Loss on extinguishment and forgiveness of debt, net	(1,486)	(17,910)
Other income, net	6,610	12,209
Loss on derivative instruments, net	(85,392)	(58)
Equity in income and gain on disposition of unconsolidated entities	3,539	2,618
Gain on disposition of real estate and real estate assets held for sale, net	95,292	292,647
Total other expenses, net	(247,097)	10,932
Income (loss) before taxes	205,732	(302,844)
Provision for income taxes	(4,513)	(4,262)
Net income (loss)	201,219	(307,106)
Net (income) loss attributable to non-controlling interests	(91)	6,753
Net income (loss) attributable to the General Partner	$201,128	$(300,353)

Basic and diluted net income (loss) per share attributable to common stockholders	$0.72	$(1.85)
Distributions declared per common share	$1.84	$2.75

VEREIT, INC.
EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Net (loss) income	$(37,866)	$97,983	$71,168
Adjustments:
Interest expense	68,416	66,935	69,628
Depreciation and amortization	108,138	109,191	112,307
Provision for income taxes	1,358	1,054	719
Proportionate share of adjustments for unconsolidated entities	2,443	2,451	1,603
Gain on disposition of real estate assets, net	(18,965)	(42,814)	(41,541)
Impairments of real estate	24,852	16,397	22,851
EBITDAre	$148,376	$251,197	$236,735
Impairment of intangibles and right of use assets	3,352	—	—
Payments received on fully reserved loans	—	—	(133)
Acquisition-related expenses	1,048	1,050	1,168
Litigation and non-routine costs, net	10,925	105	8,659
Gain on investments	(313)	(76)	—
Loss on derivative instruments, net	85,392	—	—
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,428	393	504
Loss (gain) on extinguishment and forgiveness of debt, net	67	(61)	17,413
Net direct financing lease adjustments	379	381	387
Restructuring expenses	—	—	356
Other adjustments, net	(3,919)	(8)	(3,511)
Proportionate share of adjustments for unconsolidated entities	(46)	(48)	(43)
Adjustment for Excluded Properties	—	—	3
Normalized EBITDA	$246,689	$252,933	$261,538
Normalized EBITDA annualized	$986,756	$1,011,732	$1,046,152

VEREIT, INC.
EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Year Ended December 31,
	2020	2019
Net income (loss)	$201,219	$(307,106)
Adjustments:
Interest expense	265,660	278,574
Depreciation and amortization	452,008	481,995
Provision for income taxes	4,513	4,262
Proportionate share of adjustments for unconsolidated entities	8,430	3,966
Gain on disposition of real estate assets, net	(95,823)	(292,654)
Impairments of real estate	61,723	47,091
EBITDAre	$897,730	$216,128
Impairment of intangibles and right of use assets	3,352	—
Payments received on fully reserved loans	—	(133)
Acquisition-related expenses	4,790	4,337
Litigation and non-routine costs, net	2,348	815,422
Loss on investments	294	493
Loss on derivative instruments, net	85,392	58
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	3,357	2,538
Loss on extinguishment and forgiveness of debt, net	1,486	17,910
Net direct financing lease adjustments	1,497	1,617
Restructuring expenses	—	10,505
Other adjustments, net	(4,078)	(2,686)
Proportionate share of adjustments for unconsolidated entities	(836)	(155)
Adjustment for Excluded Properties	—	(257)
Normalized EBITDA	$995,332	$1,065,777

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2020	2019
Net (loss) income	$(37,866)	$71,168
Dividends on non-convertible preferred stock	(7,923)	(15,964)
Gain on disposition of real estate assets, net	(18,965)	(41,541)
Depreciation and amortization of real estate assets	107,758	111,892
Impairment of real estate	24,852	22,851
Proportionate share of adjustments for unconsolidated entities	1,457	1,027
FFO attributable to common stockholders and limited partners	$69,313	$149,433

Weighted-average shares outstanding - basic	222,152,574	214,125,180
Effect of weighted-average Limited Partner OP Units and dilutive securities	358,851	1,404,231
Weighted-average shares outstanding - diluted	222,511,425	215,529,411

FFO attributable to common stockholders and limited partners per diluted share	$0.31	$0.69

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Year Ended December 31,
	2020	2019
Net income	$201,219	$(307,106)
Dividends on non-convertible preferred stock	(44,590)	(68,488)
Gain on disposition of real estate assets, net	(95,823)	(292,654)
Depreciation and amortization of real estate assets	450,413	480,064
Impairment of real estate	61,723	47,091
Proportionate share of adjustments for unconsolidated entities	5,369	2,721
FFO attributable to common stockholders and limited partners	$578,311	$(138,372)

Weighted-average shares outstanding - basic	217,548,175	199,627,994
Effect of weighted-average Limited Partner OP Units and dilutive securities	313,830	4,018,964
Weighted-average shares outstanding - diluted	217,862,005	203,646,958

FFO attributable to common stockholders and limited partners per diluted share	$2.65	$(0.68)

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2020	2019
FFO attributable to common stockholders and limited partners	$69,313	$149,433

Acquisition-related expenses	1,048	1,168
Litigation and non-routine costs, net	10,925	8,659
Impairment of intangibles and right of use assets	3,352	—
Payments received on fully reserved loans	—	(133)
Gain on investments	(313)	—
Loss on derivative instruments, net	85,392	—
Amortization of premiums and discounts on debt and investments, net	(193)	(1,479)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,428	504
Net direct financing lease adjustments	379	387
Amortization and write-off of deferred financing costs	6,262	5,305
Loss on extinguishment and forgiveness of debt, net	67	17,413
Straight-line rent	(7,108)	(7,107)
Equity-based compensation	2,952	2,934
Restructuring expenses	—	356
Other adjustments, net	(3,536)	(3,097)
Proportionate share of adjustments for unconsolidated entities	(170)	(493)
Adjustment for Excluded Properties	—	3
AFFO attributable to common stockholders and limited partners	$169,798	$173,853

Weighted-average shares outstanding - basic	222,152,574	214,125,180
Effect of weighted-average Limited Partner OP Units and dilutive securities	358,851	1,404,231
Weighted-average shares outstanding - diluted	222,511,425	215,529,411

AFFO attributable to common stockholders and limited partners per diluted share	$0.76	$0.81

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Year Ended December 31,
	2020	2019
FFO attributable to common stockholders and limited partners	$578,311	$(138,372)

Acquisition-related expenses	4,790	4,337
Litigation and non-routine costs, net	2,348	815,422
Impairment of intangibles and right of use assets	3,352	—
Payments received on fully reserved loans	—	(133)
Gain on investments	294	493
Loss on derivative instruments, net	85,392	58
Amortization of premiums and discounts on debt and investments, net	(1,445)	(5,312)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	3,357	2,538
Net direct financing lease adjustments	1,497	1,617
Amortization and write-off of deferred financing costs	15,115	15,464
Loss on extinguishment and forgiveness of debt, net	1,486	17,910
Straight-line rent	(25,161)	(28,032)
Equity-based compensation	12,402	12,251
Restructuring expenses	—	10,505
Other adjustments, net	(2,488)	(773)
Proportionate share of adjustments for unconsolidated entities	(848)	(1,005)
Adjustment for Excluded Properties	—	(33)
AFFO attributable to common stockholders and limited partners	$678,402	$706,935

Weighted-average shares outstanding - basic	217,548,175	199,627,994
Effect of weighted-average Limited Partner OP Units and dilutive securities	313,830	4,018,964
Weighted-average shares outstanding - diluted	217,862,005	203,646,958

AFFO attributable to common stockholders and limited partners per diluted share	$3.11	$3.47

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
December 31, 2020
Interest expense - as reported	$68,416
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(6,189)
Amortization of net premiums	120
Proportionate share of amounts for Unconsolidated Joint Ventures	806
Interest Expense, Excluding Non-Cash Amortization	$63,153

Three Months Ended
December 31, 2020
Interest Expense, Excluding Non-Cash Amortization	$63,153
Secured debt principal amortization	858
Dividends attributable to preferred shares	7,923
Total fixed charges	71,934
Normalized EBITDA	246,689
Fixed Charge Coverage Ratio	3.43x

	December 31, 2020	September 30, 2020
Mortgage notes payable, net	$1,328,835	$1,330,174
Corporate bonds, net	4,584,230	3,406,389
Convertible debt, net	—	252,077
Credit facility, net	—	896,630
Total debt - as reported	5,913,065	5,885,270
Deferred financing costs, net	44,573	39,204
Net discounts (premiums)	25,557	12,343
Principal Outstanding	5,983,195	5,936,817
Proportionate share of amounts for Unconsolidated Joint Ventures	106,516	106,516
Adjusted Principal Outstanding	$6,089,711	$6,043,333
Cash and cash equivalents	(523,539)	(207,321)
Pro rata share of Unconsolidated Joint Ventures’ cash and cash equivalents	(1,619)	(3,776)
Net Debt	$5,564,553	$5,832,236

December 31, 2020
Total real estate investments, at cost - as reported	$14,603,626
Adjustments:
Investment in Cole REITs	7,255
Gross assets held for sale	91,341
Investment in direct financing leases, net	6,547
Gross below market leases	(227,442)
Proportionate share of amounts for Unconsolidated Joint Ventures	165,643
Gross Real Estate Investments	$14,646,970

	December 31, 2020	September 30, 2020
Net Debt	$5,564,553	$5,832,236
Normalized EBITDA Annualized	986,756	1,011,732
Net Debt to Normalized EBITDA Annualized Ratio	5.64x	5.76x

December 31, 2020
Net Debt	$5,564,553
Gross Real Estate Investments	14,646,970
Net Debt Leverage Ratio	38.0%

Unencumbered Gross Real Estate Investments	$11,968,277
Gross Real Estate Investments	14,646,970
Unencumbered asset ratio	81.7%

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2021 GUIDANCE
(Unaudited)

The Company expects its 2021 AFFO per diluted share to be in a range between $3.20 and $3.30. This guidance assumes:
• Acquisitions: $1.0 billion to $1.3 billion at average cash cap rates of 6.5% to 7.5%
• Office Dispositions: $200 million to $250 million at average cash cap rates of 6.0% to 6.75%
• Strategic Dispositions: $50 million to $100 million
• Institutional Partnership Acquisitions: $400 million to $600 million
• Average Occupancy averaging between 97.0% and 98.0%
• Net Debt to Normalized EBITDA: 5.5x to 6.0x

The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	High
Diluted net income per share attributable to common stockholders and limited partners (1)	$1.38	$1.47
Depreciation and amortization of real estate assets	1.78	1.79
Proportionate share of adjustments for unconsolidated entities	0.01	0.01
FFO attributable to common stockholders and limited partners per diluted share	3.17	3.27
Adjustments (2)	0.03	0.03
AFFO attributable to common stockholders and limited partners per diluted share	$3.20	$3.30
_____________________________________
(1)Includes impact of dividends to be paid to preferred shareholders.
(2)Includes (i) non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net, and (ii) certain non-cash items such as straight-line rent, net, direct financing lease adjustments, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt , above-market lease assets and below-market lease liabilities.